Exhibit 99.(i)

131 South Dearborn Street

Suite 2400

Chicago, Illinois 60603

(312) 460-5000

fax (312) 460-7000
Writer’s direct phone
(312) 460-5611	www.seyfarth.com

Writer’s e-mail

adon@seyfarth.com

January 28, 2009

Ariel Investment Trust

200 E. Randolph Drive

Suite 2900

Chicago, IL 60601

Re:                               Ariel Investment Trust

Ladies and Gentlemen:

As counsel for Ariel Investment Trust f/k/a Ariel Growth Fund (the “Registrant”) we consent to the incorporation by reference of our opinion dated January 30, 2006 for each of the Registrant’s series, filed with the Registrant’s registration statement on Form N-1A, Securities Act File No. 33-7699, on January 31, 2006.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

SEYFARTH SHAW LLP

/s/Seyfarth Shaw LLP

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